EXHIBIT 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	Second Quarter Ended

(Unaudited, amounts in thousands, except per share data)	10/24/09	10/25/08
Sales	$300,707	$331,948
Cost of sales
Cost of goods sold	204,962	243,090
Restructuring	663	2,236
Total cost of sales	205,625	245,326
Gross profit	95,082	86,622
Selling, general and administrative	84,697	101,499
Write-down of goodwill	—	408
Restructuring	520	687
Operating income (loss)	9,865	(15,972)
Interest expense	831	1,651
Interest income	199	630
Other income (expense), net	236	(685)
Earnings (loss) before income taxes	9,469	(17,678)
Income tax expense	3,762	36,032
Net income (loss)	5,707	(53,710)
Net (income) loss attributable to noncontrolling interests	200	(34)
Net income (loss) attributable to La-Z-Boy Incorporated	$5,907	$(53,744)

Basic average shares	51,527	51,458
Basic net income (loss) attributable to La-Z-Boy Incorporated per share	$0.11	$(1.05)

Diluted average shares	51,755	51,458
Diluted net income (loss) attributable to La-Z-Boy Incorporated per share	$0.11	$(1.05)

Dividends paid per share	$—	$0.04

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF OPERATIONS

	Six Months Ended

(Unaudited, amounts in thousands, except per share data)	10/24/09	10/25/08
Sales	$563,378	$653,600
Cost of sales
Cost of goods sold	386,511	478,685
Restructuring	1,399	8,032
Total cost of sales	387,910	486,717
Gross profit	175,468	166,883
Selling, general and administrative	162,153	192,770
Write-down of goodwill	—	1,700
Restructuring	821	1,467
Operating income (loss)	12,494	(29,054)
Interest expense	1,810	3,146
Interest income	475	1,562
Other income (expense), net	945	(541)
Earnings (loss) before income taxes	12,104	(31,179)
Income tax expense	4,201	30,988
Net income (loss)	7,903	(62,167)
Net (income) attributable to noncontrolling interests	(13)	(121)
Net income (loss) attributable to La-Z-Boy Incorporated	$7,890	$(62,288)

Basic average shares	51,503	51,443
Basic net income (loss) attributable to La-Z-Boy Incorporated per share	$0.15	$(1.21)

Diluted average shares	51,551	51,443
Diluted net income (loss) attributable to La-Z-Boy Incorporated per share	$0.15	$(1.21)

Dividends paid per share	$—	$0.08

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	10/24/09	4/25/09
Current assets
Cash and equivalents	$59,037	$17,364
Restricted cash	500	18,713
Receivables, net of allowance of $25,195 at 10/24/09 and $28,385 at 4/25/09	162,878	147,858
Inventories, net	138,946	140,178
Deferred income taxes—current	795	795
Other current assets	15,956	22,872
Total current assets	378,112	347,780
Property, plant and equipment, net	142,704	150,234
Trade names	3,100	3,100
Other long-term assets	48,183	51,431
Total assets	$572,099	$552,545

Current liabilities
Current portion of long-term debt	$2,067	$8,724
Accounts payable	46,318	41,571
Accrued expenses and other current liabilities	86,167	75,733
Total current liabilities	134,552	126,028
Long-term debt	46,911	52,148
Deferred income taxes	724	724
Other long-term liabilities	67,950	63,875
Contingencies and commitments	—	—
Equity
La-Z-Boy Incorporated shareholders’ equity:
Common shares, $1 par value	51,546	51,478
Capital in excess of par value	199,585	205,945
Retained earnings	87,342	70,769
Accumulated other comprehensive loss	(20,955)	(22,698)
Total La-Z-Boy Incorporated shareholders' equity	317,518	305,494
Noncontrolling interests	4,444	4,276
Total equity	321,962	309,770
Total liabilities and equity	$572,099	$552,545

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Second Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/24/09	10/25/08	10/24/09	10/25/08
Cash flows from operating activities
Net income (loss)	$5,707	$(53,710)	$7,903	$(62,167)
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities
Gain on sale of assets	(75)	(604)	(88)	(2,670)
Write-down of long-lived assets	200	—	200	—
Write-down of goodwill	—	408	—	1,700
Restructuring	1,183	2,923	2,220	9,499
Provision for doubtful accounts	2,152	4,797	4,514	9,000
Depreciation and amortization	6,135	5,989	12,244	11,943
Stock-based compensation expense	1,621	986	2,628	1,855
Change in receivables	(26,484)	(22,261)	(17,586)	(8,091)
Change in inventories	3,329	(63)	1,231	10,843
Change in other assets	11,106	2,272	6,439	(529)
Change in payables	7,073	8,375	4,747	1,927
Change in other liabilities	10,282	(5,199)	11,553	(26,117)
Change in deferred taxes	(8)	41,677	—	42,838
Total adjustments	16,514	39,300	28,102	52,198
Net cash provided by (used for) operating activities	22,221	(14,410)	36,005	(9,969)

Cash flows from investing activities
Proceeds from disposals of assets	230	2,805	1,916	7,786
Capital expenditures	(1,340)	(2,618)	(2,779)	(9,990)
Purchases of investments	(1,338)	(3,516)	(2,537)	(8,965)
Proceeds from sales of investments	1,445	5,233	4,109	11,027
Change in restricted cash	—	(2,668)	17,007	(2,956)
Change in other long-term assets	29	158	14	229
Net cash provided by (used for) investing activities	(974)	(606)	17,730	(2,869)

Cash flows from financing activities
Proceeds from debt	10,213	24,831	20,673	39,466
Payments on debt	(10,408)	(6,430)	(32,567)	(25,287)
Dividends paid	—	(2,074)	—	(4,151)
Net cash provided by (used for) financing activities	(195)	16,327	(11,894)	10,028

Effect of exchange rate changes on cash and equivalents	(348)	(604)	(168)	(643)
Change in cash and equivalents	20,704	707	41,673	(3,453)
Cash and equivalents at beginning of period	38,333	10,317	17,364	14,477
Cash and equivalents at end of period	$59,037	$11,024	$59,037	$11,024

Cash paid (net of refunds) during period – income taxes	$(13,348)	$(719)	$(13,082)	$204
Cash paid during period - interest	$563	$1,287	$1,288	$2,413

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Second Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/24/09 (13 weeks)	10/25/08 (13 weeks)	10/24/09 (26 weeks)	10/25/08 (26 weeks)
Sales
Upholstery Group	$232,780	$247,934	$429,472	$485,052
Casegoods Group	37,302	48,473	73,167	96,594
Retail Group	38,014	39,484	73,976	81,911
VIEs	12,248	11,793	23,987	25,871
Other/eliminations	(19,637)	(15,736)	(37,224)	(35,828)
Consolidated	$300,707	$331,948	$563,378	$653,600

Operating income (loss)
Upholstery Group	$25,359	$8,338	$41,649	$18,194
Casegoods Group	(184)	755	(305)	2,132
Retail Group	(5,301)	(10,391)	(10,969)	(20,401)
VIEs	(402)	(2,621)	(137)	(3,709)
Corporate and Other	(8,424)	(8,722)	(15,524)	(14,071)
Goodwill write-down	—	(408)	—	(1,700)
Restructuring	(1,183)	(2,923)	(2,220)	(9,499)
	$9,865	$(15,972)	$12,494	$(29,054)